Exhibit 32.1

CERTIFICATION1

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Reynolds C. Bish, the Chief Executive Officer of Captiva Software Corporation (the Company), hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, to which this Certification is attached as Exhibit 32.1 (the Annual Report), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

Date:    March 15, 2004

/s/ REYNOLDS C. BISH
Reynolds C. Bish Chief Executive Officer

1 This Certification accompanies the Annual Report in accordance with § 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Form 10-K), irrespective of any general incorporation language contained in such filing.